Exhibit 10.70

POSITIVEID CORPORATION
FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT, CONSULTING AND NON-COMPETE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT, CONSULTING AND NON-COMPETE AGREEMENT (the “First Amendment”) is entered into this 23rd day of March, 2012 (the “Effective Date”), between POSITIVEID CORPORATION, a Delaware corporation (hereinafter referred to as “PSID”), and SCOTT R. SILVERMAN, an individual (hereinafter referred to as “Silverman”).  The parties to this First Amendment are hereinafter individually referred to as “Party” and collectively referred to as “Parties.”

WHEREAS, the Parties entered into the PositiveID Corporation Amended and Restated Employment, Consulting and Non-Compete Agreement dated December 8, 2011 (the “Amended and Restated Agreement”); and

WHEREAS, the Parties have agreed to amend the Amended and Restated Agreement as set forth herein.

NOW THEREFORE, in consideration of the promises and the mutual obligations set forth in this First Amendment, the Parties agree as follows:

1.           Definitions.  Unless otherwise expressly provided herein, all capitalized terms used herein without definition shall have the meanings given to such terms in the Amended and Restated Agreement.

2.           Section 5.  Section 5 is hereby deleted in its entirety and replaced with the following:

5.           Compensation.

(a)           Silverman shall be entitled to compensation for all services performed by Silverman pursuant to the Amended and Restated Agreement (“Compensation”) as set forth below in Section 5(b).

(b)           (1) Contractual Obligations.  It is acknowledged by Silverman that on January 3, 2012, Silverman received 2,468,118 shares of stock from the PositiveID Corporation 2011 Stock Incentive Plan.

(2) Other Compensation.  It is acknowledged by Silverman that on January 27, 2012, Silverman received 18,112,182 shares of restricted stock (the “Restricted Shares”).  PSID filed a registration statement on Form S-1 for the resale of the Restricted Shares (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) on January 31, 2012, as amended on February 2, 2012 and February 13, 2012.  To date, this Registration Statement is not yet effective.  The Restricted Shares were issued based upon the average daily VWAP of one (1) share of common stock of PSID for the five (5) trading days preceding September 30, 2011 (the “Measurement Date”), which was $0.1874 per share.  When used herein, the term "VWAP" means the volume-weighted average price, calculated by dividing the aggregate value of common stock traded on the OTC Bulletin Board or other principal trading exchange or market for the common stock during regular hours (price per share multiplied by number of shares traded) by the total volume (number of shares) of common stock traded on the OTC Bulletin Board or other principal trading exchange or market for such trading day.

Under the Amended and Restated Agreement, the Restricted Shares were to be price protected through the date in which the Registration Statement becomes effective (or the date in which the Restricted Shares becomes eligible for trading, if later), such that if the value of the Restricted Shares is then less than the value on the Measurement Date, additional shares in PSID containing the same restrictions as the Restricted Shares will be issued to Silverman to subsidize any shortfall.

In order to eliminate (i) any and all price protection provisions under the Amended and Restated Agreement, including, but not limited to, any price protection provisions relating to a reverse stock split, and (ii) any further registration rights obligations, PSID shall, on March 23, 2012, issue to Silverman 13,500,000 shares of restricted stock (the “Price Protection Shares”) and include such Price Protection Shares on a pre-effective amendment to the Registration Statement to be filed with the SEC by no later than March 30, 2012.

(c)           Notwithstanding anything in the Amended and Restated Agreement or this First Amendment to the contrary, only to the extent necessary to avoid the imposition of additional income taxes or penalties or interest on Silverman under Section 409A of the Internal Revenue Code of 1986, as amended, no compensation payment on account of Silverman's separation from service shall be made sooner than six (6) months after Silverman's last day of service.

(d)           Any outstanding stock options and unvested restricted stock held by Silverman as of December 6, 2011 shall vest on January 2, 2012.

3.           Sections 8, 12 and 13(a).  Sections 8, 12 and 13(a) of the Amended and Restated Agreement shall be deleted in their entirety and have no further force or effect on the date the SEC declares the Registration Statement effective.

4.           Section 25.  The following new Section 25 shall be added to the Amended and Restated Agreement:

25.           Termination.  The Security Agreement dated December 8, 2011, between PSID and Silverman (the “Security Agreement”) shall be terminated on the date the SEC declares the Registration Statement effective.  PSID may take any action and file all documents necessary to terminate all effective financing statements in Silverman’s favor that are on file or recorded with respect to the collateral described in the Security Agreement.  Silverman will agree to sign any reasonably required and reasonable documents within 3 business days of termination of the Security Agreement.

5.           Effect on Agreement.  Except as set forth in this First Amendment, the terms and provisions of the Amended and Restated Agreement are hereby confirmed and  ratified in all respects and shall remain in full force and effect.  This First Amendment shall be governed by the provisions of the Amended and Restated Agreement, as amended by this First Amendment, which provisions are incorporated herein by reference.

6.           Counterparts; Execution by Electronic Delivery.  This First Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.  The reproduction of signatures by means of electronic delivery shall be treated as though such reproductions are executed originals.

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IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment as of March 23, 2012.

POSITIVEID CORPORATION

/s/ William J. Caragol
By: William J. Caragol
Chief Executive Officer

SILVERMAN:

/s/ Scott R. Silverman
SCOTT R. SILVERMAN

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